Exhibit 99

News Release
CACI International Inc - 1100 North Glebe Road - Arlington Virginia 22201

CACI Emphasizes Facts Presented During
Congressional Testimony on Iraq Prison Investigation and
Requirements Related to Company's U.S. Military Contract

No information on improper behavior reported to company by U.S. Government;
Company does not tolerate illegal behavior by employees

Arlington, Va., May 9, 2004 - CACI International Inc (NYSE: CAI) today provided an update to ongoing investigations into prison abuse in Iraq in response to Congressional testimony and to clarify information in recent media reporting about its employees. The company continues to support the Army's mission in Iraq and around the world.

Dr. J. P. (Jack) London, CACI Chairman, President and CEO said, "The testimony provided by the Secretary of the Defense, the Secretary of the Army, and the Central Command Deputy Commander have cleared up an important point: As stated, CACI employees are monitored and are under the supervision of U.S. Army personnel. This was exactly as set forth in CACI's services contract with the U.S. Military, and CACI has carried out this role as stated."

In the Senatorial hearing Friday, May 6, 2004, when asked, "What are the roles of contractors and who supervises them", Secretary of Defense, Donald Rumsfeld, replied that "they are responsible to military intelligence who hire them, and have the responsibility for supervising them". Acting Secretary of the Army, Les Brownlee, added, "in the theatre we have employed civilian contract interrogators and linguists. The Central Command has done this. And these people have no supervisory capabilities at all. They work under the supervision of officers in charge or non-commissioned officers in charge of whatever team or unit they are on ..." Central Command Deputy Commander, Lieutenant General Lance Smith, also added, "In this particular case there is a tiger team that interrogates and goes through that process. One is an interpreter normally. One is an analyst. And one is an interrogator. And where we have a shortage in the military of interrogators and translators we go to contractors to do that."

Dr. London also stated that, "there is an ongoing investigation underway in which our people have co align=justifyoperated in the interview process. CACI will continue to cooperate with all U.S. Government investigations when requested and is now conducting its own analysis and investigation of events." London continued, "The numerous allegations, speculations, rumors, interpretations and partial reports, and editorial opinions appearing in the media make the task challenging. It is critical that we determine the facts, and not permit hearsay or unsubstantiated rumors and accusations to unfairly condemn any individual."

None of CACI's employees have been charged with any wrongdoing at this time notwithstanding the allegations appearing in the leaked report of Major General Antonio M. Taguba, which was conducted early on, as one part of an ongoing investigation. London said, we understand the complexities and difficulties of the legal process that the Department of Defense must follow and the company is awaiting an outcome. In the unfortunate event that any CACI employee engaged in an illegal act, either independently or under orders from an Army supervisor, or otherwise suggested, participated in, or ordered illegal acts, the company will take immediate and appropriate action. CACI has not and does not condone, tolerate or endorse any illegal or inappropriate behavior on the part of any employee in any circumstance, at any time, anywhere.

The company referred to erroneous comments reported in the media about the qualifications of CACI personnel serving in Iraq, the level of military supervision over them, and the processes CACI uses to recruit personnel for military support roles.

In response to these allegations and erroneous comments, the company noted the following:

The U.S. Military specified in its contract Statement of Work how CACI must operate in Iraq and included the required qualifications for interrogators and other allied specialties. The company has followed these instructions

The U.S. Military required individuals with proven information-gathering and analysis experience at the tactical and operational levels and that such persons needed to possess at a minimum a Department of Defense SECRET level security clearance, which requires U.S. government background checks on the individuals. The Statement of Work further specified that the U.S. Military was to provide readiness training and briefings on rules of engagement and general orders applicable to U.S. Armed Forces, DoD civilians, and U.S. contractors.

CACI carefully screened and qualified all potential interrogators presented to the U.S. Military in accordance with the Statement of Work. CACI reviewed nearly 1,600 job applications but approved less than 3% for submission to the U.S. Military for final review and approval and/or rejection prior to presentation of employment offers.

CACI continues to provide interrogators to the U.S. Military who are working under the monitoring and supervision of military personnel. London said, "The military states they are shorthanded, the war is continuing and interrogation work and intelligence data collection and analysis still needs to be done."

CACI continues to support the U.S. Military's mission in Iraq and around the world and the company has not received any information to stop any work, or otherwise to show cause for any inability to perform under contract. London said, "We are proud of the outstanding work CACI people diligently provide to our valuable customers and we applaud their vigilant dedication to our customers mission."

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of defense, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for approximately 9,400 employees working in over 100 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

There are statements made herein which do not address historical facts and, therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom (an economic downturn in the UK is affecting CACI's UK operations), including conditions that result from terrorist activities or war; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of the appeal of CACI International Inc. ASBCA No. 53058; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or scheduled contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company's Securities and Exchange Commission filings.

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For other information contact:

Jody Brown, Senior Vice President, Public Relations
(703) 841-7801, brown@caci.com